UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) : July 24, 2014

MGC Diagnostics Corporation
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Credit Facility with BMO Harris Bank

On July 24, 2014 MGC Diagnostics Corporation and its wholly owned subsidiary Medical Graphic Corporation (collectively the “Company”) entered into a credit agreement (“Agreement”) with BMO Harris Bank NA (“Bank”).

The Agreement includes a $4.0 million term loan and $3.0 million revolving credit facility that includes a $500,000 sub-limit for the issuance of standby and commercial letters of credit. The term loan, which bears interest at a floating rate currently equal to 5.0%, is amortized over a five-year period ending July 24, 2019 and is evidenced by a term note (“Term Note”). The Company funded the original $4.0 million under the term loan on July 24, 2014. The Company is using these proceeds in connection with its acquisition of Medisoft SA, which the Company expects to close on August 1, 2014. The revolving credit facility has a one-year term. The Company anticipates it will renew the revolving credit facility after this initial one-year term. The Company may use the revolving credit facility from time to time for working capital or general corporate needs. The revolving credit facility is evidenced by a revolving note (“Revolving Note”).

In connection with the Agreement, the Company has entered into a security agreement (“Security Agreement”) with the Bank under which substantially all the assets of MGC Diagnostics Corporation and Medical Graphics Corporation are pledged as security for the obligations under the Agreement and the promissory notes issued under the Agreement. The Company has also agreed to grant the Bank a pledge of 66% of the equity interest of any first-tier foreign subsidiary, which includes MGC Diagnostics Belgium S.P.R.L., which will be acquiring Medisoft SA.

The Agreement includes other usual and customary covenants for facilities of this nature, and requires the Company to comply with the Agreement’s financial covenants as a condition to repurchasing its shares or paying any dividends.

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The Company has the ability under the Agreement to designate the Term Loan and borrowings under the Revolving Credit Facility as either Base Rate Loans or as LIBOR Loans. If a loan or a portion of a loan is a LIBOR loan, then the interest rate will be based on the LIBOR rate plus a LIBOR margin that will range from 2.25% to 2.75%, depending upon the Company’s total Leverage Ratio. If a loan or a portion of a Loan is a Base Rate Loan, then the interest rate will be based on the Bank’s Base Rate, plus a Base Rate Margin from 1.25% to 1.75% based on the Company’s Total Leverage Ratio. The interest rates on outstanding balances will change, based on changes in the Bank Base Rate or the LIBOR rate.

The foregoing descriptions of the Agreement, the Term Loan, the Revolving Note, and the Security Agreement are qualified in its entirety by reference to the Credit Agreement, Term Note, Revolving Note and the Security Agreement, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4. The Credit Agreement, Term Note, Revolving Note and Security Agreement are incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are attached:

Exhibit No.	Description of Exhibit

10.1*	Credit Agreement dated as of July 24, 2014 between MGC Diagnostics Corporation, Medical Graphics Corporation and BMO Harris Bank N.A.

10.2	$4.0 Term Note dated July 24, 2014 from MGC Diagnostics Corporation and Medical Graphics Corporation to BMO Harris Bank N.A.

10.3	$3.0 Revolving Note dated July 24, 2014 from MGC Diagnostics Corporation and Medical Graphics Corporation to BMO Harris Bank N.A.

10.4	Security Agreement dated July 24, 2014, between MGC Diagnostics Corporation, Medical Graphics Corporation and BMO Harris Bank N.A.

*	MGC Diagnostics Corporation has omitted from the Credit Agreement certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and will furnish supplementally to the Securities and Exchange Commission (the “SEC”) copies of any of the omitted schedules and exhibits upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC DIAGNOSTIC CORPORATION

Dated: July 30, 2014	By	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Operating Officer and Chief Financial Officer

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